Exhibit 99.1

Radian Reports First Quarter 2012 Financial Results

– Improved risk-to-capital ratio of 20.6:1 with approximately $350 million of available holding company liquidity –

–Writes $6.5 billion of new MI business in the first quarter–

PHILADELPHIA--(BUSINESS WIRE)--May 1, 2012--Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended March 31, 2012, of $169.2 million, or $1.28 per diluted share, which included combined losses from the change in fair value of derivatives and other financial instruments of $90.6 million. This compares to net income of $103.0 million, or $0.77 per diluted share, which included combined gains from the change in fair value of derivatives and other financial instruments of $319.1 million, for the prior-year quarter. Book value per share at March 31, 2012, was $7.65.

“While our financial results for the quarter continue to reflect the challenges of the macroeconomic environment and our legacy portfolio, we are pleased with another quarter of strong volume in new mortgage insurance business and a continued decline in the number of delinquent loans,” said Chief Executive Officer S.A. Ibrahim.

Ibrahim continued, “We remain focused on managing our capital and increasing our new business volume. We improved our risk-to-capital position in the first quarter and opportunistically reduced our outstanding debt. We continued to write a strong share of high-quality business that improves the mix and credit profile of our mortgage insurance portfolio and we believe further strengthens Radian for the future. And we continued our momentum in April by writing approximately $2.6 billion in new business.”

CAPITAL AND LIQUIDITY UPDATE

  Radian Guaranty’s risk-to-capital ratio improved to 20.6:1 as of March 31, 2012, compared to 21.5:1 at December 31, 2011. Its risk-to-capital ratio was 20.3:1 at March 31, 2011. The improved risk-to-capital ratio was primarily driven by an increase in Radian Asset’s statutory capital, primarily resulting from the Assured Guaranty transaction described below, partially offset by operating losses for the mortgage insurance segment. As of March 31, 2012, Radian Guaranty had $920 million of statutory capital.
  Radian Group maintains approximately $350 million of currently available liquidity. The company completed a tender offer in the first quarter for a significant portion of its $250 million of debt maturing in February 2013 at a discount to face value. The tender offer reduced the amount of debt outstanding by $146 million, at a cost of $133 million.
  Radian Guaranty has received state-specific waivers or similar relief in many of the sixteen states that impose risk-based capital requirements. In addition, the company received approval from Fannie Mae and Freddie Mac in the first quarter to write new business through Radian Mortgage Assurance Inc. (RMAI) in those risk-based capital states where waivers have not been obtained at such time that Radian Guaranty exceeds the risk-based capital requirements in those states. As previously disclosed, in addition to the $17 million of existing capital in RMAI, Radian Group will contribute $50 million of additional capital to RMAI at such time that Radian Guaranty were to exceed a 25:1 risk-to-capital level.

FIRST QUARTER HIGHLIGHTS

  New mortgage insurance written (NIW) was $6.5 billion, compared to $6.5 billion in the fourth quarter of 2011 and $2.6 billion in the prior-year period. In addition, the Home Affordable Refinance Program (HARP) accounted for $929.9 million of insurance not included in Radian Guaranty’s NIW total for the quarter. NIW continued to consist of loans with excellent risk characteristics. In addition, Radian wrote approximately $2.6 billion in NIW in April 2012.
  The mortgage insurance provision for losses was $234.7 million in the first quarter of 2012, compared to $333.3 million in the fourth quarter of 2011 and $414.0 million in the prior-year period. Mortgage insurance loss reserves were approximately $3.2 billion as of March 31, 2012, which was flat to the fourth quarter of 2011 and down from $3.5 billion a year ago. First-lien reserves per primary default increased to $27,833 as of March 31, 2012, compared to $26,007 as of December 31, 2011 and $25,535 as of March 31, 2011.
  The total number of primary delinquent loans decreased by 7 percent in the first quarter from the fourth quarter of 2011, and by 12 percent from the first quarter of 2011. The primary mortgage insurance delinquency rate decreased to 14 percent in the first quarter.
  Total mortgage insurance claims paid were $218.2 million, compared to $365.2 million in the first quarter of 2011. The company expects mortgage insurance net claims paid of approximately $1.1 billion for the full-year 2012.
  Radian Asset Assurance Inc. continues to serve as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with dividends over time.

    As of March 31, 2012, Radian Asset had approximately $1.1 billion in statutory surplus with an additional $900 million in claims-paying resources.
    Radian Asset is expected to pay an ordinary dividend of approximately $50 million to Radian Guaranty in July 2012.
    As previously disclosed, Radian Asset entered into a transaction with Assured Guaranty Ltd. in the first quarter that positively impacted its statutory capital by $94 million. An additional $6 million related to this transaction is expected to positively impact statutory capital in 2012.
    Since June 30, 2008, Radian Asset has successfully reduced its total net par exposure by 61 percent to $44.6 billion as of March 31, 2012, including large declines in the riskier segments of the portfolio.

RECENT EVENTS

  On April 1, 2012, Radian entered a quota share reinsurance agreement with an external reinsurance provider in order to proactively manage its mortgage insurance risk-to-capital position. Through the agreement, as previously disclosed, Radian cedes 20 percent of its NIW beginning with the fourth quarter of 2011, which represents $532 million of the company’s risk in force as of April 1, 2012. The total amount of risk that may be ceded through this arrangement is limited and is expected to be between $1.25 billion and $1.6 billion. At a 25 to 1 risk-to-capital ratio, the equivalent capital benefit associated with ceding this amount of risk would be between $50 million and $62.5 million. Radian has the ability, at its option, to commute two-thirds of the reinsurance on December 31, 2014.
  On April 11, 2012, as previously disclosed, Radian Asset agreed with one of its derivative counterparties to commute its CDO of ABS transaction and certain TruPs CDO exposures with par outstanding as of March 31, 2012, of $450.2 million and $699.0 million, respectively. Radian Asset paid $210 million in consideration, of which a portion was deposited with a limited purpose vehicle to cover potential future losses on the commuted TruPs bonds. The company currently expects a salvage recovery of approximately $75 million related to this transaction. As a result of the commutations, the company expects to book a pre-tax statutory gain of approximately $7 million in the second quarter of 2012, which will have a direct, positive impact on Radian Asset’s statutory capital position. Given that the commutation payment significantly exceeded the aggregate fair value liability of these transactions held as of March 31, 2012, the company expects to report a GAAP loss on these transactions during the second quarter.

CONFERENCE CALL

Radian will discuss these items in its conference call today, Tuesday, May 1, 2012, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1951 inside the U.S., or 612-332-1213 for international callers, using passcode 243244 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 243244.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian's website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended March 31, 2012
Exhibit D:	Segment Information Quarter Ended March 31, 2011
Exhibit E:	Financial Guaranty Supplemental Information
Exhibit F:	Financial Guaranty Supplemental Information
Exhibit G:	Mortgage Insurance Supplemental Information
New Insurance Written
Exhibit H:	Mortgage Insurance Supplemental Information
Insurance in Force and Risk in Force
Exhibit I:	Mortgage Insurance Supplemental Information
Risk in Force by FICO, LTV and Policy Year
Exhibit J:	Mortgage Insurance Supplemental Information
Primary, Pool and Other Risk in Force
Exhibit K:	Mortgage Insurance Supplemental Information
Claims, Reserves and Reserves per Default
Exhibit L:	Mortgage Insurance Supplemental Information
Default Statistics
Exhibit M:	Mortgage Insurance Supplemental Information
Net Premiums Written and Earned, Captives and Persistency
Exhibit N:	Mortgage Insurance Supplemental Information
Modified Pool

Radian Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
Exhibit A

	Quarter Ended
	March 31
(In thousands, except per-share data)	2012	2011

Revenues:
Net premiums written - insurance	$77,678	$182,749

Net premiums earned - insurance	$167,365	$203,023
Net investment income	34,713	42,240
Net gains on investments	67,459	37,435
Net impairment losses recognized in earnings	—	—
Change in fair value of derivative instruments	(72,757)	243,892
Net (losses) gains on other financial instruments	(17,852)	75,251
Other income	1,440	1,448
Total revenues	180,368	603,289

Expenses:
Provision for losses	266,154	427,373
Change in reserve for premium deficiency	(20)	(1,383)
Policy acquisition costs	28,046	14,131
Other operating expenses	50,154	46,219
Interest expense	14,148	17,024
Total expenses	358,482	503,364

Equity in net (loss) income of affiliates	(11)	65

Pretax (loss) income	(178,125)	99,990
Income tax benefit	(8,893)	(3,016)

Net (loss) income	$(169,232)	$103,006

Diluted net (loss) income per share (1)	$(1.28)	$0.77

(1) Weighted average shares outstanding (in thousands)

Weighted average common shares outstanding	132,465	132,427
Increase in weighted average shares-common stock equivalents-diluted basis	—	1,276
Weighted average shares outstanding	132,465	133,703

For Trend Information, refer to our Quarterly Financial Statistics on Radian's (RDN) website.

Radian Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Exhibit B

	March 31	December 31
(In thousands, except per-share data)	2012	2011

Assets:
Cash and investments	$5,651,824	$5,846,168
Deferred policy acquisition costs	107,941	139,906
Deferred income taxes, net	15,975	15,975
Reinsurance recoverables	122,512	157,985
Derivative assets	16,202	17,212
Receivable for securities sold	54,417	18,702
Other assets	479,650	460,817
Total assets	$6,448,521	$6,656,765

Liabilities and stockholders' equity:
Unearned premiums	$572,565	$637,372
Reserve for losses and loss adjustment expenses	3,316,364	3,310,902
Reserve for premium deficiency	3,624	3,644
Long-term debt	674,857	818,584
VIE debt	255,234	228,240
Derivative liabilities	202,100	126,006
Payable for securities purchased	105,321	46,368
Other liabilities	299,028	303,358
Total liabilities	5,429,093	5,474,474

Common stock	151	151
Additional paid-in capital	1,073,278	1,074,513
Retained (deficit) earnings	(73,005)	96,227
Accumulated other comprehensive income	19,004	11,400
Total common stockholders’ equity	1,019,428	1,182,291
Total liabilities and stockholders’ equity	$6,448,521	$6,656,765

Book value per share	$7.65	$8.88

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended March 31, 2012
Exhibit C

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$196,853	$(119,175)	$77,678

Net premiums earned - insurance	173,451	(6,086)	167,365
Net investment income	18,011	16,702	34,713
Net gains on investments	32,178	35,281	67,459
Net impairment losses recognized in earnings	—	—	—
Change in fair value of derivative instruments	21	(72,778)	(72,757)
Net losses on other financial instruments	(709)	(17,143)	(17,852)
Other income	1,344	96	1,440
Total revenues	224,296	(43,928)	180,368

Expenses:
Provision for losses	234,729	31,425	266,154
Change in reserve for premium deficiency	(20)	—	(20)
Policy acquisition costs	8,646	19,400	28,046
Other operating expenses	36,265	13,889	50,154
Interest expense	1,722	12,426	14,148
Total expenses	281,342	77,140	358,482

Equity in net loss of affiliates	—	(11)	(11)

Pretax loss	(57,046)	(121,079)	(178,125)
Income tax (benefit) provision	(11,799)	2,906	(8,893)

Net loss	$(45,247)	$(123,985)	$(169,232)

Cash and investments	$3,259,204	$2,392,620	$5,651,824
Deferred policy acquisition costs	49,786	58,155	107,941
Total assets	3,476,732	2,971,789	6,448,521
Unearned premiums	256,809	315,756	572,565
Reserve for losses and loss adjustment expenses	3,230,938	85,426	3,316,364
VIE debt	8,625	246,609	255,234
Derivative liabilities	—	202,100	202,100

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended March 31, 2011
Exhibit D

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$180,846	$1,903	$182,749

Net premiums earned - insurance	186,134	16,889	203,023
Net investment income	26,833	15,407	42,240
Net gains on investments	17,762	19,673	37,435
Change in fair value of derivative instruments	(394)	244,286	243,892
Net gains on other financial instruments	2,466	72,785	75,251
Other income	1,400	48	1,448
Total revenues	234,201	369,088	603,289

Expenses:
Provision for losses	413,973	13,400	427,373
Change in reserve for premium deficiency	(1,383)	—	(1,383)
Policy acquisition costs	10,216	3,915	14,131
Other operating expenses	34,137	12,082	46,219
Interest expense	9,789	7,235	17,024
Total expenses	466,732	36,632	503,364

Equity in net income of affiliates	—	65	65

Pretax (loss) income	(232,531)	332,521	99,990
Income tax provision (benefit)	3,501	(6,517)	(3,016)

Net (loss) income	$(236,032)	$339,038	$103,006

Cash and investments	$3,977,445	$2,464,819	$6,442,264
Deferred policy acquisition costs	42,322	103,399	145,721
Total assets	4,471,425	2,880,138	7,351,563
Unearned premiums	191,910	474,109	666,019
Reserve for losses and loss adjustment expenses	3,542,797	84,898	3,627,695
VIE debt	72,369	300,638	373,007
Derivative liabilities	—	487,345	487,345

Radian Group Inc. and Subsidiaries
Financial Guaranty Supplemental Information
Exhibit E

	Quarter Ended
	March 31
(In thousands)	2012	2011

Net Premiums Earned:
Public finance direct	$10,213	$7,836
Public finance reinsurance	4,770	7,804
Structured direct	382	441
Structured reinsurance	813	809
Trade credit reinsurance	—	(1)
Net Premiums Earned - insurance	16,178	16,889
Impact of commutations and reinsurance	(22,264)	—
Total Net Premiums Earned - insurance	$(6,086)	$16,889

Refundings included in earned premium	$8,224	$4,831

Net premiums earned - derivatives (1)	$8,648	$10,883

Claims paid:
Trade credit reinsurance	$111	$(24)
Financial Guaranty	8,889	290
Total	$9,000	$266

(1) Included in change in fair value of derivative instruments.

The impact of the Assured Transaction in Q1 2012 was as follows:

(In millions)
Statement of Operations
Decrease in premiums written	$(119.8)
Decrease in premiums earned	$(22.2)
Increase in change in fair value of derivative instruments—gain	1.4
Increase in amortization of policy acquisition costs	(15.7)
Decrease in pre-tax income	$(36.5)

Balance Sheet
Decrease in:
Cash	$108.3
Deferred policy acquisition costs	26.2
Accounts and notes receivable	1.1
Derivative assets	0.6
Unearned premiums	71.6
Derivative liabilities	2.1
Increase in other assets	26.0

Radian Group Inc. and Subsidiaries
Financial Guaranty Supplemental Information
Exhibit F

	March 31		December 31	March 31
($ in thousands, except ratios)	2012		2011	2011

Statutory Information:

Capital and surplus	$1,099,955		$974,874	$1,050,208
Contingency reserve	323,418		421,406	397,930
Qualified statutory capital	1,423,373		1,396,280	1,448,138

Unearned premium reserve	314,289		448,669	506,566
Loss and loss expense reserve	158,985		161,287	81,743
Total statutory policyholders' reserves	1,896,647		2,006,236	2,036,447

Present value of installment premiums	133,035		148,641	193,424
Total statutory claims paying resources	$2,029,682		$2,154,877	$2,229,871

Net debt service outstanding	$55,762,116		$88,202,630	$98,976,819

Capital leverage ratio (1)	39		63	68
Claims paying leverage ratio (2)	27		41	44

Net par outstanding by product:
Public finance direct	$11,563,195		$13,838,427	$15,324,283
Public finance reinsurance	5,811,922		19,097,057	21,349,837
Structured direct	26,370,156		34,760,869	39,078,572
Structured reinsurance	856,594		1,492,859	1,760,573
Total (3)	$44,601,867	(4)	$69,189,212	$77,513,265

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Included in public finance net par outstanding is $0.7 billion, $1.4 billion and $2.0 billion at March 31, 2012, December 31, 2011, and March 31, 2011, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders.
(4)	$15.6 billion reduction in par in connection with the Assured Transaction and $8.3 billion reduction in par in connection with CDO terminations.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit G

	Quarter Ended
	March 31
	2012		2011
($ in millions)	$	%	$	%
Primary new insurance written
Prime	$6,460	99.9%	$2,583	99.9%
Alt-A	—	—	1	—
A minus and below	5	0.1%	2	0.1%
Total Flow	$6,465	100.0%	$2,586	100.0%

Total primary new insurance written by FICO score
>=740	$4,920	76.1%	$2,081	80.5%
680-739	1,400	21.7%	502	19.4%
620-679	145	2.2%	3	0.1%
Total Flow	$6,465	100.0%	$2,586	100.0%

Percentage of primary new insurance written
Refinances	47%		51%
LTV
95.01% and above	1.8%		1.2%
90.01% to 95.00%	38.7%		30.9%
ARMS
Less than 5 years	<1%		<1%
5 years and longer	2.6%		4.9%

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit H

	March 31		March 31
	2012		2011
($ in millions)	$	%	$	%
Primary insurance in force
Flow	$115,127	90.3%	$113,853	89.0%
Structured	12,399	9.7%	14,100	11.0%
Total Primary	$127,526	100.0%	$127,953	100.0%

Prime	$108,507	85.1%	$105,645	82.6%
Alt-A	11,828	9.3%	14,023	10.9%
A minus and below	7,191	5.6%	8,285	6.5%
Total Primary	$127,526	100.0%	$127,953	100.0%

Primary risk in force
Flow	$28,348	91.3%	$27,981	90.3%
Structured	2,691	8.7%	3,008	9.7%
Total Primary	$31,039	100.0%	$30,989	100.0%

Flow
Prime	$24,962	88.1%	$23,963	85.6%
Alt-A	2,104	7.4%	2,510	9.0%
A minus and below	1,282	4.5%	1,508	5.4%
Total Flow	$28,348	100.0%	$27,981	100.0%

Structured
Prime	$1,570	58.3%	$1,753	58.3%
Alt-A	608	22.6%	692	23.0%
A minus and below	513	19.1%	563	18.7%
Total Structured	$2,691	100.0%	$3,008	100.0%

Total
Prime	$26,532	85.5%	$25,716	83.0%
Alt-A	2,712	8.7%	3,202	10.3%
A minus and below	1,795	5.8%	2,071	6.7%
Total Primary	$31,039	100.0%	$30,989	100.0%

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit I

	March 31		March 31
	2012		2011
($ in millions)	$	%	$	%
Total primary risk in force by FICO score
Flow
>=740	$12,889	45.5%	$11,128	39.8%
680-739	9,184	32.4%	9,611	34.3%
620-679	5,328	18.8%	6,131	21.9%
<=619	947	3.3%	1,111	4.0%
Total Flow	$28,348	100.0%	$27,981	100.0%

Structured
>=740	$712	26.5%	$803	26.7%
680-739	781	29.0%	874	29.1%
620-679	721	26.8%	807	26.8%
<=619	477	17.7%	524	17.4%
Total Structured	$2,691	100.0%	$3,008	100.0%

Total
>=740	$13,601	43.8%	$11,931	38.5%
680-739	9,965	32.1%	10,485	33.8%
620-679	6,049	19.5%	6,938	22.4%
<=619	1,424	4.6%	1,635	5.3%
Total Primary	$31,039	100.0%	$30,989	100.0%

Total primary risk in force by LTV
85.00% and below	$2,819	9.1%	$2,819	9.1%
85.01% to 90.00%	11,983	38.6%	11,942	38.6%
90.01% to 95.00%	11,072	35.7%	10,391	33.5%
95.01% and above	5,165	16.6%	5,837	18.8%
Total	$31,039	100.0%	$30,989	100.0%

Total primary risk in force by policy year
2005 and prior	$6,574	21.2%	$7,874	25.4%
2006	3,057	9.8%	3,549	11.5%
2007	6,722	21.7%	7,772	25.1%
2008	5,042	16.2%	5,740	18.5%
2009	2,511	8.1%	3,004	9.6%
2010	2,147	6.9%	2,469	8.0%
2011	3,463	11.2%	581	1.9%
2012	1,523	4.9%	—	—
Total	$31,039	100.0%	$30,989	100.0%

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit J

	March 31			March 31
	2012			2011
($ in millions)	$		%	$	%

Percentage of primary risk in force
Refinances	32%			32%
ARMS
Less than 5 years	5%			6%
5 years and longer	6%			7%

Pool risk in force
Prime	$1,505		76.8%	$1,753	75.3%
Alt-A	117		6.0%	139	6.0%
A minus and below	338		17.2%	437	18.7%
Total	$1,960		100.0%	$2,329	100.0%

Total pool risk in force by policy year
2005 and prior	$1,757		89.6%	$1,943	83.4%
2006	87		4.4%	165	7.1%
2007	99		5.1%	179	7.7%
2008	17		0.9%	42	1.8%
Total pool risk in force	$1,960		100.0%	$2,329	100.0%

Other risk in force
Second-lien
1st loss	$96			$108
2nd loss	27			76
NIMS	15			69
1st loss-Hong Kong primary mortgage insurance	55			104
Total other risk in force	$193			$357

Risk to capital ratio-Radian Guaranty only	20.6:1	(1)		20.3:1

(1) Preliminary

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit K

	Quarter Ended
	March 31
($ in thousands)	2012	2011

Net claims paid
Prime	$127,101	$208,195
Alt-A	36,651	75,130
A minus and below	26,080	44,585
Total primary claims paid	189,832	327,910
Pool	24,926	34,358
Second-lien and other	3,583	2,883
Subtotal	218,341	365,151
Impact of captive terminations	(148)	—
Total	$218,193	$365,151

Average claim paid (1)
Prime	$48.6	$47.8
Alt-A	59.4	59.6
A minus and below	40.6	37.1
Total primary average claims paid	49.0	48.1
Pool	67.7	69.0
Second-lien and other	26.9	30.7
Total	$49.9	$49.3

Average primary claim paid (2) (3)	$52.0	$54.3
Average total claim paid (2) (3)	$52.5	$55.0

Loss ratio - GAAP basis	135.3%	222.4%
Expense ratio - GAAP basis	25.9%	23.8%
	161.2%	246.2%

Reserve for losses by category
Prime	$1,776,426	$1,684,039
Alt-A	603,998	704,751
A minus and below	369,006	403,248
Reinsurance recoverable (4)	118,071	192,258
Total primary reserves	2,867,501	2,984,296
Pool insurance	354,133	531,903
Total 1st lien reserves	3,221,634	3,516,199
Second lien	9,243	26,470
Other	61	128
Total reserves	$3,230,938	$3,542,797

1st lien reserve per default (5)
Primary reserve per primary default	$27,833	$25,535
Pool reserve per pool default (6)	17,580	18,314
Total 1st lien reserve per default	26,156	24,098

(1)	Calculated net of reinsurance recoveries and without giving effect to the impact of first-lien, second-lien and captive terminations.
(2)	Calculated without giving effect to the impact of terminations of captive reinsurance and first- and second-lien transactions.
(3)	Before reinsurance recoveries.
(4)	Represents ceded losses on captive transactions and Smart Home.
(5)	Calculated as total reserves divided by total defaults.
(6)	If calculated before giving effect to deductibles and stop losses in pool transactions, the pool reserve per default at March 31, 2012 and 2011, would be $27,299 and $29,745, respectively.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit L

	March 31	December 31	March 31
	2012	2011	2011
Default Statistics
Primary Insurance:

Flow
Prime
Number of insured loans	575,769	569,190	576,388
Number of loans in default	60,785	65,238	66,615
Percentage of loans in default	10.56%	11.46%	11.56%

Alt-A
Number of insured loans	42,591	44,355	49,866
Number of loans in default	13,642	14,481	16,720
Percentage of loans in default	32.03%	32.65%	33.53%

A minus and below
Number of insured loans	39,461	40,884	45,522
Number of loans in default	12,241	13,560	14,713
Percentage of loans in default	31.02%	33.17%	32.32%

Total Flow
Number of insured loans	657,821	654,429	671,776
Number of loans in default	86,668	93,279	98,048
Percentage of loans in default	13.18%	14.25%	14.60%

Structured
Prime
Number of insured loans	40,367	41,248	44,700
Number of loans in default	5,856	6,308	6,519
Percentage of loans in default	14.51%	15.29%	14.58%

Alt-A
Number of insured loans	17,977	18,484	20,315
Number of loans in default	5,251	5,563	6,380
Percentage of loans in default	29.21%	30.10%	31.41%

A minus and below
Number of insured loans	15,171	15,477	16,589
Number of loans in default	5,252	5,711	5,949
Percentage of loans in default	34.62%	36.90%	35.86%

Total Structured
Number of insured loans	73,515	75,209	81,604
Number of loans in default	16,359	17,582	18,848
Percentage of loans in default	22.25%	23.38%	23.10%

Total Primary Insurance
Prime
Number of insured loans	616,136	610,438	621,088
Number of loans in default	66,641	71,546	73,134
Percentage of loans in default	10.82%	11.72%	11.78%

Alt-A
Number of insured loans	60,568	62,839	70,181
Number of loans in default	18,893	20,044	23,100
Percentage of loans in default	31.19%	31.90%	32.91%

A minus and below
Number of insured loans	54,632	56,361	62,111
Number of loans in default	17,493	19,271	20,662
Percentage of loans in default	32.02%	34.19%	33.27%

Total Primary
Number of insured loans	731,336	729,638	753,380
Number of loans in default	103,027	110,861	116,896
Percentage of loans in default	14.09%	15.19%	15.52%

Pool insurance
Number of loans in default	20,144	21,685	29,044

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit M

	Quarter Ended
	March 31
($ in thousands)	2012	2011

Net Premiums Written
Primary and Pool Insurance	$196,321	$180,257
Second-lien	511	620
International	21	(31)
Total Net Premiums Written - Insurance	$196,853	$180,846

Net Premiums Earned
Primary and Pool Insurance	$172,481	$183,469
Second-lien	511	620
International	459	2,045
Total Net Premiums Earned - Insurance	$173,451	$186,134

1st Lien Captives
Premiums ceded to captives	$6,429	$7,587
% of total premiums	3.6%	3.9%
IIF included in captives (1)	8.4%	10.2%
RIF included in captives (1)	8.2%	10.1%

Persistency (twelve months ended March 31)	84.5%	83.0%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Modified Pool (1)
Exhibit N

	March 31		March 31
	2012		2011
($ in millions)	$	%	$	%

Modified pool risk in force by policy year
2005 and prior	$192	72.4%	$203	68.1%
2006	30	11.3%	37	12.4%
2007	37	14.0%	51	17.1%
2008	6	2.3%	7	2.4%
Total	$265	100.0%	$298	100.0%

Modified pool risk in force by product
Prime	$80	30.2%	$87	29.2%
Alt-A	168	63.4%	192	64.4%
A minus and below	17	6.4%	19	6.4%
Total	$265	100.0%	$298	100.0%

Modified pool insurance in force by product
Prime	$883	31.3%	$1,065	31.5%
Alt-A	1,804	63.8%	2,163	63.9%
A minus and below	139	4.9%	157	4.6%
Total	$2,826	100.0%	$3,385	100.0%

Reserve for losses - modified pool (in thousands)	$59,360		$79,571

Default Statistics:
Modified pool:
Total modified pool
Number of insured loans	16,930		19,424
Number of loans in default	3,287		3,963
Percentage of loans in default	19.42%		20.40%

(1) Included in primary insurance amounts.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

  changes in general economic and political conditions, including high unemployment rates and continued weakness in the U.S. housing and mortgage credit markets, the U.S. economy reentering a recessionary period, a significant downturn in the global economy, a lack of meaningful liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, further actual or threatened downgrades of U.S. credit ratings;
  changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of developments in the private mortgage insurance and financial guaranty industries in which certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;
  catastrophic events or economic changes in geographic regions, including governments and municipalities, where our mortgage insurance or financial guaranty insurance exposure is more concentrated;
  our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs, including in particular, repayment of our debt due in February 2013 and additional capital contributions that may be required to support our mortgage insurance business;
  a further reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, general reduced housing demand in the U.S., and potential risk retention requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act");
  our ability to maintain an adequate risk-to-capital position and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and potential further deterioration and losses in our financial guaranty portfolio, including, if necessary, our ability write new mortgage insurance in excess of risk-based capital limitations imposed in certain states through waivers of these limitations or through use of another approved mortgage insurance subsidiary;
  our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;
  the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;
  a more rapid than expected decrease in the level of insurance rescissions and claim denials from the current elevated levels which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease resulting from successful challenges to previously rescinded policies or claim denials, or caused by the GSEs intervening in mortgage insurers' rescission practices or rescission settlement practices;
  the negative impact our insurance rescissions and claim denials may have on our relationships with customers and potential customers, including the potential loss of business and the heightened risk of disputes and litigation;
  the need, in the event that we are unsuccessful in defending our rescissions or denials, to increase our loss reserves for, and reassume risk on, rescinded or denied loans, and to pay additional claims;
  any disruption in the servicing of mortgages covered by our insurance policies and poor servicer performance;
  adverse changes in severity or frequency of losses associated with certain products that we formerly offered that are riskier than traditional mortgage insurance or financial guaranty insurance policies;
  a decrease in persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income without a corresponding decrease in incurred losses;
  an increase in the risk profile of our existing mortgage insurance portfolio due to the refinancing of existing mortgage loans for only the most qualified borrowers in the current mortgage and housing market;
  changes in the criteria for assigning credit or similar ratings, further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time, including in particular, the credit ratings of Radian Group Inc. ("Radian Group") and the financial strength ratings assigned to Radian Guaranty Inc. ("Radian Guaranty");
  heightened competition for our mortgage insurance business from others such as the Federal Housing Administration (the "FHA"), the Veteran's Administration and other private mortgage insurers (in particular, the FHA and those private mortgage insurers that have been assigned higher ratings from the major rating agencies, that may have access to greater amounts of capital than we do, or new entrants to the industry that are not burdened by legacy obligations);
  changes in the charters or business practices of, or rules or regulations applicable to, Federal National Mortgage Association ("Fannie Mae") and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Fannie Mae and Freddie Mac;
  changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in scope;
  the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with mortgage insurance are considered "qualified residential mortgages" for purposes of the Dodd-Frank Act securitization provisions or "qualified mortgages" for purposes of the ability to repay provisions of the Dodd-Frank Act and potential obligations to post collateral on our existing insured derivatives portfolio;
  the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations; and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting our use of (or increasing requirements for) additional capital and the products we may offer, (c) affecting the form in which we execute credit protection, or (d) impacting our existing financial guaranty portfolio;
  the amount and timing of potential payments or adjustments associated with IRS tax audits or due to changes in interpretations of applicable tax laws, regulations and policies;
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;
  volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;
  our ability to realize the tax benefits associated with our gross deferred tax assets, which will depend on our ability to generate sufficient sustainable taxable income in future periods;
  changes in accounting principles, rules and guidance, or their interpretation, from the Securities and Exchange Commission or the Financial Accounting Standards Board; and
  legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz